UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2007

LIBERTY MEDIA LLC
(Exact name of registrant as specified in its charter)

Delaware	000-16615	20-5272297
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On February 13, 2007, Liberty Media Corporation (“Liberty”), the parent company of Liberty Media LLC, issued a press release announcing that it and CBS Corporation had entered into a definitive agreement to exchange Liberty’s 7,591,249 CBS common shares for a newly created subsidiary of CBS which holds (1) CBS’ owned television station in Green Bay, Wisconsin and (2) approximately $170 million.  The exchange transaction, which is subject to FCC approval and other customary closing conditions, is expected to be completed in the second quarter of 2007.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007

LIBERTY MEDIA LLC

By:	/s/ Mark E. Burton
	Name:	Mark E. Burton
	Title:	Vice President